UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 29, 2016

MyDx, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-191721	99-0384160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6335 Ferris Square, Suite B San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

800-814-4550
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this Amendment No. 1 on Form 8K/A to our Current Report on Form 8K filed with the Securities and Exchange Commission (“SEC”) on December 2, 2016 (“Original Form 8-K) to revise the exhibit table and include redacted copies of Ex. 10.2, 10.3, and 10.4 referenced therein, for which confidential treatment is currently being sought for certain provisions contained therein from the SEC.

Except as stated herein, this Current Report on Form 8-K/A does not reflect events occurring after the filing of the Original Form 8-K on December 2, 2016 and no attempt has been made is this Current Report on Form 8-K/A to modify or update other disclosures as presented in the Original Form 8-K. Accordingly, this Form 8-K/A should be read in conjunction with the Original Form 8-K and our filings with the SEC subsequent to the filing of the Original Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and Stipulation, dated November 29, 2016*
10.2	First Amendment to the Exclusive Patent Sublicense Agreement, dated November 29, 2016**
10.3	JDA Termination Agreement, dated November 29, 2016**
10.4	Amendment #2 to Supply Agreement, dated November 29, 2016**

*	Included as exhibit 10.1 to Form 8-K filed December 2, 2016, with the Securities and Exchange Commission.
**	Redacted copy filed herewith. Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MyDx, Inc.

Date: January 13, 2017	By:	/s/ Daniel Yazbeck
Daniel Yazbeck
Chief Executive Officer

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